REALTOR®

COUNTER-OFFER

EQUAL HOUSING OPPORTUNITY

Receipt is acknowledged of an Offer to purchase the real property described as: Address 214 Bermuda Lakes Drive City Meridianville State Al Zip 35759

dated 03/21/2023, between Seller [redacted]

and Purchaser(s): Arrived Holdings Inc, and or assigned

Such Offer is hereby rejected and the following Counter-Offer is hereby submitted:

1. All terms, provisions and conditions of the Offer as stated above, remain the same except as follows:

1.The Buyer agrees to allow the Seller to remain on the Property pursuant to the terms sales contract. Seller may continue to use the Property as a single family residence for the Seller's immediate family subject to this agreement up to 30 days post close. Retention of Possession is attached.
2. Pursuant of a clear title buyer will close in 20 days from ratified contract.

2. The Seller reserves the right to accept any other Offer prior to Purchaser's written acceptance of this Counter-Offer. Acceptance shall not be effective until personally received and acknowledged by Jay Daniel (Listing Agent) as evidenced by signing the Binding Agreement Date below.
3. This Counter-Offer shall expire unless a signed copy of acceptance is delivered to the person(s) making this Counter-Offer (or their agent) by 8:00 ☑ a.m. ☐ p.m. on 03/22/2023 (date).
4. Upon acceptance by both parties, as herein specified, this Counter-Offer together with the offer of the Purchaser, and any addendums, shall compose the entire agreement between the parties hereto.
5. **This Counter-Offer is hereb executed b the undersi ned and recei t of a co is hereby acknowledged.**

[redacted]

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6. **The undersigned hereby accept(s) the above Counter-Offer.**

[redacted]

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This Counter Offer is hereby rejected. INITIALS DATE INITIALS DATE INITIALS DATE

BINDING AGREEMENT DATE: The listing agent confirms that the contract was accepted and delivered to all parties (and/or their representatives) either in writing or electronically and the date to begin contract performance is:

Date: ________________ by ________________

Binding Agreement Date **Listing Agent Signature**